Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Thomas Gutierrez, certify that:

1.                                      I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of GT Advanced Technologies Inc.;

2.                                      Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 17, 2014

/s/ THOMAS GUTIERREZ
Thomas Gutierrez
President and Chief Executive Officer